UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Akoya Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

100 Campus Drive, 6th Floor
Marlborough, Massachusetts 01752
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
Dear Stockholder:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Akoya Biosciences, Inc. (the “Company”) will be held at the offices of the Company located at 500 Donald Lynch Boulevard, Marlborough, MA 01752 on Tuesday, June 4, 2024, at 11:00 a.m., Eastern time, for the following purposes:
1.   To elect three directors to serve as Class III directors for a three-year term to expire at the 2027 annual meeting of stockholders;
2.   To consider and vote upon the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.   To transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 9, 2024 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “General Information About the Annual Meeting and Voting” beginning on page 1 of the proxy statement accompanying this notice, or provided in the Notice of Internet Availability of Proxy Materials. If you plan to attend our Annual Meeting and wish to vote your shares at the meeting, you may do so at any time before the proxy is voted.
All stockholders are cordially invited to attend the meeting.
By Order of the Board of Directors,
Robert Shepler
Chair of the Board
Marlborough, Massachusetts
April 23, 2024
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
The Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), is first being sent or given on or about April 23, 2024 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2023 Annual Report can be accessed as of April 23, 2024 by visiting proxyvote.com.

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100 Campus Drive, 6th Floor
Marlborough, Massachusetts 01752
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, June 4, 2024
The board of directors of Akoya Biosciences, Inc. (the “Company” or “Akoya”) is soliciting proxies for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company located at 500 Donald Lynch Boulevard, Marlborough, MA 01752 on Tuesday, June 4, 2024, at 11:00 a.m., Eastern time, and any postponements or adjournments thereof.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 23, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which will contain instructions on how to access our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) via the Internet and how stockholders can vote their proxy. If you receive the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.
Our 2024 proxy materials and our 2023 Annual Report are accessible at: www.proxyvote.com.
We have furnished these proxy materials to you because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete and submit your proxy via phone or the Internet in accordance with the instructions provided on the Notice, or, if you requested a printed copy of the proxy materials, complete, sign and return the enclosed proxy card, or vote by phone or internet in accordance with the instructions on the proxy card.
We intend to begin mailing the Notice on or about April 23, 2024 to all stockholders of record as of April 9, 2024 (the “Record Date”). Only stockholders who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 49,380,232 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.
What am I voting on?
There are two proposals scheduled for a vote:
Proposal 1:   To elect three directors to serve as Class III directors for a three-year term.
Proposal 2:   To consider and vote upon the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024.
How many votes do I have?
Each share of our common stock that you own as of April 9, 2024, entitles you to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Trust Company, LLC, you are considered a stockholder of record with respect to those shares and our proxy materials have been made available to you directly by us. If your shares are held in a stock brokerage account, by a bank, broker, or other agent, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, or other agent that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.
How do I vote by proxy?
With respect to the election of Class III directors, you may either vote “For” or you may “Withhold” your vote for any nominee you specify, or you may abstain from voting. With respect to the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
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Via the Internet:   You may vote at www.proxyvote.com, 24 hours a day, seven days a week by following the Internet voting instructions on your Notice, or, if you received a printed copy of the proxy materials, the instructions on your proxy card.

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By Telephone:   You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week by following the telephone voting instructions on your Notice, or, if you received a printed copy of the proxy materials, the instructions on your proxy card.

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At the Meeting:   You may vote in person at the Annual Meeting.

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By Mail, if You Requested a Printed Copy of Your Proxy Materials:   You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that need to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and requested a printed copy of the proxy materials, you should have received a voting instruction form and voting instructions with the proxy materials from that organization rather than directly from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:
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you may grant a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the deadline for the applicable method);

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you may notify our corporate secretary in writing before the Annual Meeting that you have revoked your proxy by mailing a written notice of revocation to the attention of Corporate Secretary, Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752; or

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you may vote in person at the Annual Meeting.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person at the meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 9, 2024, or approximately 24,690,117 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1: Election of Class III Directors.   The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected.
Proposal 2: Ratification of Independent Registered Public Accounting Firm.   The ratification of the appointment of RSM US LLP must receive “For” votes from a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.
Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
How will my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors, then your shares will be voted at the Annual Meeting in accordance with our board of director’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you requested a printed copy of the proxy materials and sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with our board of director’s recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non- vote.”
What is the effect of withheld votes, abstentions and broker non-votes?
Shares of common stock held by persons attending the Annual Meeting, but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. For purposes of determining whether our stockholders have ratified the appointment of RSM US LLP, our independent registered public accounting firm, abstentions will have the same effect as a vote “against” this proposal. With regard to the election of directors, because under our amended and restated bylaws and applicable state law, election is determined by a plurality of votes cast, withheld votes or abstentions will not be counted in determining the outcome of such proposal.
Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of RSM US LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies.
How do I obtain the 2023 Annual Report?
If you would like a copy of our 2023 Annual Report, we will send you one without charge. Please write to:
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, MA 01752
Attn: Corporate Secretary
All of our SEC filings are also available free of charge in the “Investors — Financials — SEC Filings” section of our website at www.akoyabio.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently comprised of seven members, five of whom are “independent” under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). The board of directors is nominating three nominees for election. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. There are three Class III directors whose current term of office expires at the Annual Meeting: Scott Mendel, Thomas P. Schnettler and Robert Shepler. Our board of directors has nominated Messrs. Mendel, Schnettler and Shepler for re-election at the Annual Meeting to serve as Class III directors until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.
The following table sets forth the names, ages as of April 9, 2024, and certain other information for each of the directors whose terms expire at the Annual Meeting and for each of the directors whose terms do not expire at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Scott Mendel(1)(2)(3)	III	57	Director	2021	2024	2027
Thomas P. Schnettler(3)	III	67	Director	2019	2024	2027
Robert Shepler(3)	III	67	Chair of the Board	2015	2024	2027
Directors
Matthew Winkler, PhD.(1)(2)(4)	I	71	Director	2017	2025	—
Myla Lai-Goldman, M.D.(1)(2)(4)	II	66	Director	2021	2026	—
Brian McKelligon	II	55	President, Chief Executive Officer and Director	2017	2026	—
Thomas Raffin, M.D.	II	77	Director	2015	2026	—

(1)
Member of our audit committee

(2)
Member of our compensation committee

(3)
Member of our nominating and corporate governance committee

(4)
Member of our innovation and technology committee

Board Diversity Matrix (as of April 9, 2024)
Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	0	0
Part II: Demographic Background
White	1	6	0	0
LGBTQ+	1
Nominees for Director
Scott Mendel. Mr. Mendel has served as a member of our board of directors since June 2021 and has over 30 years of financial and operational leadership experience. Mr. Mendel served as President and Chief Executive Officer and a member of the board of directors of GenMark Diagnostics, Inc., a molecular diagnostics company, from May 2020 until its acquisition by Roche in April 2021, and as President of

GenMark following the acquisition until September 2021. From May 2014 to May 2020, Mr. Mendel also served in various roles of ascending responsibility with GenMark, including as interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Prior to joining GenMark, Mr. Mendel served as the Chief Financial Officer of The Active Network, Inc., a global software as a service (SaaS) company that provides technology to organizers of events and activities, from March 2010 through its acquisition by the private-equity firm Vista Equity Partners in December 2013. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric, a diversified technology, media and financial services company, for over 20 years, including Chief Financial Officer from March 2003 to March 2010 for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel has served on the board of Quantum-Si Incorporated, a public protein sequencing company, since May 2023 and also serves as a director of Visby Medical, Inc., a diagnostics company. Mr. Mendel earned a B.S. in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of Management. The board of directors believes Mr. Mendel’s financial expertise and experience in the medical technology industry qualify him to serve as a director.
Thomas P. Schnettler. Mr. Schnettler has served as a member of our board of directors since September 2019. Mr. Schnettler is vice chairman of Piper Sandler Companies, president of Piper Sandler Investment Group, and a managing director in the merchant banking group and has served in various leadership roles at Piper Sandler since June 1986, including serving as the President and Chief Operating Officer and Chief Financial Officer. Earlier in his career, he co-founded and led the healthcare investment banking group. Mr. Schnettler has served on the board of Paragon 28, a public healthcare company, since July 2020. Mr. Schnettler has also served on the board of, or held board observation responsibility for, Torax Medical, Sapphire Digital, Sport Ngin, Xenex Disinfection Services, Elligo Health Research, Moxe Health and Integrity Orthopaedics, Inc. Mr. Schnettler graduated from Saint John’s University in Collegeville, Minnesota and holds a Juris Doctor degree from Harvard Law School. The board of directors believes that Mr. Schnettler is qualified to serve on our board of directors because of his experiences in finance and the healthcare sector, including serving as an executive at an investment bank.
Robert Shepler. Mr. Shepler has served as a member of our board of directors since November 2015. Mr. Shepler was a founder and served as a Managing Director of Telegraph Hill Partners, a growth equity/ late-stage venture capital investment firm focused exclusively on healthcare related companies, since its inception in 2001 until August 2020 when he became Partner Emeritus. Prior to Telegraph Hill Partners, Mr. Shepler was a principal in the investment firm of Mackowski & Shepler and an officer in the investment banking division of Merrill Lynch & Co. In addition to Akoya, Mr. Shepler currently serves on the board of directors of Dynex Technologies, Inc. Previously, Mr. Shepler has been a director on the boards of Agena Biosciences, Inc., LDR Holding Corporation, Applied Precision, Inc., SAGE Labs, Inc., Vidacare Corporation, Endoscopic Technologies, Inc., AcroMetrix, Inc., Aurora Discovery, Inc., Kinetikos Medical, Inc., RareCyte, Inc., ReloAction, Inc., Reading Glass Company, Inc., One Body, Inc., Microinterventional Systems, Inc., R.D. Percy & Company, Inc. and was chairman of Genomic Solutions, Inc. Mr. Shepler received a B.A. from Duke University and an M.B.A. from New York University. The board of directors believes that Mr. Shepler is qualified to serve on our board of directors because of his substantial experience as a venture capitalist and as a director of publicly traded and privately held companies.
Continuing Directors
Myla Lai-Goldman, M.D. Dr. Lai-Goldman has served as a member of our board of directors since September 2021. Dr. Lai-Goldman is the chair of GeneCentric Therapeutics, Inc., a precision medicine company, where she previously served as CEO and President since June 2011. She is also managing partner of Personalized Science, LLC, a clinical diagnostic consulting company that she founded in 2008. Additionally, Dr. Lai-Goldman is a non-voting partner of Hatteras Venture Partners, a venture capital firm with a focus on biopharmaceuticals, medical devices, diagnostics, and related opportunities in human medicine. Previously, Dr. Lai-Goldman was CEO and Chief Scientific Officer of CancerGuide Diagnostics, Inc. Before joining CancerGuide Diagnostics, she held various roles including Executive Vice President, Chief Medical Officer and Chief Scientific Officer at Laboratory Corporation of America Holdings (LabCorp) and its predecessor company, Roche Biomedical Laboratories, Inc. Dr. Lai-Goldman has served on the board of directors of West Pharmaceutical Services, Inc., a public pharmaceutical company, since 2014, Qvella Corporation since

2015, Novapath Inc. since 2022 and Mercy BioAnalytics, Inc. since 2023. Dr. Lai-Goldman is Board-certified in anatomic and clinical pathology. Dr. Lai-Goldman is a recognized author and speaker on clinical diagnostics and has substantial leadership experience at companies like those that our Company serves. Dr. Lai-Goldman spent more than 18 years at LabCorp where she served on LabCorp’s Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at LabCorp, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. The board of directors believes Dr. Lai-Goldman is qualified to serve as a director due to her experience as a physician, researcher and corporate executive.
Brian McKelligon. Mr. McKelligon has served as our Chief Executive Officer and a member of our board of directors since July 2017. Prior to joining Akoya, Mr. McKelligon led corporate and business development at Cellular Dynamics International, a privately-held life sciences company acquired by FUJIFilm, with a focus on the development and partnering of cell therapy programs, from April 2016 to June 2017. Prior to that, Mr. McKelligon was the Vice President of Sales and Support at 10X Genomics, Inc. from April 2015 to April 2016, and the Vice President of Sales and Support at Thermo Fisher and Life Technologies (through their acquisition of Ion Torrent) from January 2010 to March 2015. Mr. McKelligon received a B.S. in combined sciences from Santa Clara University. The board of directors believes that Mr. McKelligon is qualified to serve on our board of directors because of his experience as our Chief Executive Officer, industry knowledge and previous experience.
Thomas Raffin, M.D. Dr. Raffin has served as a member of our board of directors since November 2015. Dr. Raffin has spent 25 years on the faculty at Stanford University School of Medicine, where he is the Colleen and Robert Haas Professor Emeritus of Medicine and Biomedical Ethics and was Chief of the Division of Pulmonary and Critical Care Medicine and Co-Director Emeritus of the Stanford Center for Biomedical Ethics. Over the past two decades, Dr. Raffin has worked extensively in the healthcare and medical device business sectors and was an advisor to Cell Therapeutics Inc. from 1993 to 1997, Broncus Technologies from 1997 to 2004, iMedica from 1998 to 2002, and Inhale Technologies from 1998 to 2001. He co-founded Rigel Pharmaceuticals, a publicly traded company, in 1996. He is currently on the boards of Lumos Pharma and InvisALERT Solutions and is co-chair of the board of directors of the National AIDS Memorial in San Francisco, California. In 2001, he co-founded Telegraph Hill Partners, a San Francisco life sciences private equity firm as a General Partner, where he is currently a Venture Partner of certain of the firm’s funds and a General Partner of the funds holding Akoya stock. Dr. Raffin has been a director of the following Telegraph Hill Partners private portfolio companies: AngioScore, Inc., Confirma, Inc., Freedom Innovations, LDR Holding Corporation and PneumRx, Inc. Dr. Raffin also worked closely with the Telegraph Hill Partners private portfolio companies Vidacare and Estech. Dr. Raffin received a B.A. from Stanford University and an M.D. from Stanford University School of Medicine and did his medical residency at the Peter Bent Brigham Hospital (now Brigham and Women’s Hospital) in Boston, MA. The board of directors believe Dr. Raffin is qualified to serve on our board of directors because of his extensive experience in the biotechnology and healthcare industries, his service on a number of boards which provides an important perspective on operations and corporate governance matters, and his experience in the practice of medicine and academics.
Matthew Winkler, Ph.D. Dr. Winkler has served on our board of directors since July 2017. Dr. Winkler most recently served as chairman of Asuragen, a company he founded, until its sale in 2021 to BioTechne and previously served as CEO from 2006 until 2013. He also founded Mirna Therapeutics and Ambion, Inc. Ambion was acquired in 2006 by Applied Biosystems, now Thermo Fisher Scientific. Dr. Winkler currently serves on the board of directors of several nonprofits, including The Breakthrough Institute and Revive and Restore, all from 2017 to present. Dr. Winkler was an Assistant and Associate Professor (1983-1991) in the Department of Zoology at the University of Texas at Austin, where he is also currently a member of several advisory boards. Dr. Winkler received his B.S. in Genetics and a Ph.D. in Zoology from the University of California at Berkeley. The board of directors believes that Dr. Winkler is qualified to serve on our board of directors due to his extensive operational experience with global life sciences companies, and particularly his expertise in business development and corporate strategy.
Corporate Governance
We are committed to maintaining strong corporate governance practices that drive effective functioning of the board of directors in its oversight role, promote the long-term interests of our stockholders and strengthen board and management accountability. Our governance practices are documented in our corporate governance guidelines, which address the role and composition of our board of directors and the functioning of the board and its committees. You can find our governance documents, including our corporate governance guidelines and our code of business conduct and ethics, on our website www.akoyabio.com under “Company — Investors — Governance — Documents and Charters.” Our board regularly reviews and updates our governance materials in light of legal and regulatory requirements, evolving best practices and other developments.
Board Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of its initial public offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has determined that each of Myla Lai-Goldman, M.D., Scott Mendel, Thomas P. Schnettler, Robert Shepler and Matthew Winkler, Ph.D., comprising a majority of our board of directors, are independent directors. Former director Garry Nolan, who resigned from our board in January 2024, was also determined by our board of directors to be independent. In making this determination, our board of directors applied the standards set forth under Rule 10A-3 of the Exchange Act and related SEC and Nasdaq rules. Our board of directors considered all relevant facts and circumstances known to it in evaluating the independence of these directors, including their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate families.
Although there is no specific policy regarding diversity in identifying director nominees, both the nominating and corporate governance committee and the board of directors seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the nominating and corporate governance committee, when recommending director candidates to our board of directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of board of directors’ members that represents a diversity of background and experience.
Board Leadership Structure
Our board of directors is led by our chair, Robert Shepler. Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chair of the board and chief executive officer. Our board of directors currently believes that our existing leadership structure is effective, provides the appropriate balance of authority between independent and non-independent directors, and achieves the optimal governance model for us and for our stockholders.
Board Practices
Our commitment to good corporate governance is reflected in our board practices, such as those highlighted below:
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We provide our directors ongoing education through written materials, presentations in board meetings on multiple topics, including updates on developments in law and regulations, and training outside the boardroom, including regular cybersecurity training. We also offer our directors membership in the National Association of Corporate Directors, an organization specializing in corporate governance education and best practices.

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Our board of directors and each of our committees conducts an annual self-assessment evaluating the performance of the board and their respective committees. Following the completion of the written assessments, the full board and each committee review and discuss the results with our external counsel.

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Our board and each committee regularly meet in executive session without management present.

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Each of our board committees are fully independent.

The Board’s Role in Risk Oversight
Although management is responsible for the day-to-day management of the risks our Company faces, our board of directors and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The board of directors regularly reviews information regarding our operational, financial, legal, cybersecurity and strategic risks. Specifically, senior management attends quarterly meetings of the board of directors, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our board of directors.
In addition, our four committees assist the board of directors in fulfilling its oversight responsibilities regarding risk. The audit committee coordinates the board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, cybersecurity risk and related party transactions and management regularly reports to the audit committee on these areas. The compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and chief executive officer, and corporate governance. The innovation and technology committee assists the board of directors in fulfilling its oversight responsibilities with respect to high-level policy and strategy. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full board of directors.
Board of Directors Meetings
During fiscal year 2023, our board of directors met five times, including telephonic meetings. In that year, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he/she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he/she served during the periods that he/she served.
Committees of the Board of Directors
Our board of directors has four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the innovation and technology committee. Our board of directors may also establish other committees from time to time to assist the board of directors. As of the date of this proxy statement, the composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. The charters for our audit committee, compensation committee and nominating and corporate governance committee are available on the Investor Relations section of our website at https://investors.akoyabio.com under Governance — Documents and Charters.
Audit Committee
The members of our audit committee are Mr. Mendel and Drs. Lai-Goldman and Winkler, with Mr. Mendel serving as chair. The audit committee met four times during 2023, and each member attended all meetings. Our board of directors has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Mendel as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee meets the independence requirements for audit committees required under Section 10A of the Exchange Act and the applicable Nasdaq rules. The audit committee’s responsibilities include:
•
appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements are included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

•
reviewing our cybersecurity and other information technology risks, controls and procedures, including our plans to mitigate cybersecurity risks and to respond to data breaches; and

•
reviewing quarterly earnings releases.

Compensation Committee
The members of our compensation committee are Mr. Mendel and Drs. Lai-Goldman and Winkler, with Mr. Mendel serving as chair. The compensation committee met four times during 2023, and each member attended all meetings. Our board of directors has determined that each member of the compensation committee are “independent” as that term is defined in SEC and Nasdaq rules, meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules, and are considered a “non-employee director” under Rule 16b-3 under the Exchange Act. The compensation committee’s responsibilities include:
•
reviewing and approving our philosophy, policies and plans with respect to the compensation of our chief executive officer;

•
making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;

•
reviewing and assessing the independence of compensation advisors;

•
overseeing and administering our equity incentive plans;

•
reviewing and making recommendations to our board of directors with respect to director compensation;

•
overseeing the administration of our clawback policy, and reviewing and recommending changes in the policy to the board of directors for approval from time to time as appropriate; and

•
preparing the compensation committee reports required by the SEC, including our “Executive Compensation” disclosure.

Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Messrs. Mendel, Schnettler and Shepler (who joined the committee on August 31, 2023), with Mr. Schnettler serving as chair. Former director Dr. Nolan served as a member of the committee until August 31, 2023. The nominating and corporate governance committee met four times during 2023. Our board of directors has determined that each member of the nominating and corporate governance committee are “independent” as defined in Nasdaq rules. Dr. Nolan was also determined by our board of directors to be independent. The nominating and corporate governance committee’s responsibilities include:
•
developing and recommending to the board of directors criteria for board and committee membership;

•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•
reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•
identifying and screening individuals qualified to become members of the board of directors, accounting for the appropriate balance of knowledge, experience, skills, expertise, tenure and diversity;

•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•
developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;

•
overseeing and making recommendations to the board of directors regarding compliance with rules and regulations promulgated by the SEC and Nasdaq relating to environmental, social and governance matters relevant to our business; and

•
overseeing the evaluation of our board of directors and management.

Innovation and Technology Committee
The members of our innovation and technology committee are Drs. Lai-Goldman and Winkler, with Dr. Lai-Goldman serving as chair. Dr. Nolan served as a member of the committee prior to departing our board of directors in January 2024. The innovation and technology committee met four times during 2023. The innovation and technology committee’s responsibilities include:
•
reviewing, evaluating and advising the board of directors regarding our technology roadmap and the quality and direction of our research and development, scientific, innovation and technology initiatives;

•
endeavoring to identify and discuss significant emerging science and technology issues and trends;

•
recommending approaches for acquiring and maintaining advantageous research and development and technology positions (including but not limited to contracts, grants, collaborative efforts, alliances and venture capital) and prioritizing related investments;

•
regularly reviewing our pipeline of research and development programs; and

•
providing management prompt and ongoing feedback on our advancing clinical strategy and propose strategies to catalyze and accelerate our clinical and diagnostics roadmap.

Scientific Advisory Board
In January 2024, we established a Scientific Advisory Board (“SAB”) to provide strategic guidance to the Company. The initial members of the SAB are Dr. James Allison, Dr. Padmanee Sharma and former director, Dr. Nolan, with Dr. Nolan serving as chair.
Director Nomination Process
The nominating and corporate governance committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the board of directors. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and corporate governance committee considers the following:
•
individual qualifications, including relevant career experience, strength of character, maturity of judgment and familiarity with the Company’s business and industry;

•
the experience and expertise of the Company’s current directors; and

•
all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing board of directors.

The board of directors, with the assistance of the nominating and corporate governance committee, monitors the mix of specific experiences, qualifications and skills of its directors in order to assure that the board of directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although there is no specific policy regarding diversity in identifying director nominees, both the nominating and corporate governance committee and the board of directors seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the nominating and corporate governance committee, when recommending director candidates to the full board of directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of board of directors’ members that represents a diversity of background and experience. The Company has never received a director nomination proposal from a stockholder. Although the nominating and corporate governance committee has not adopted a formal policy with respect to stockholder nominees, the nominating and corporate governance committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.
Stockholder Recommendations for Nominations to the Board
A stockholder that wishes to recommend a candidate for consideration by the nominating and corporate governance committee as a potential candidate for director must direct the recommendation in writing to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752, Attention: Corporate Secretary, and must include, among other things, the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like, personal references and such other information required under our amended and restated bylaws. Our board of directors will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Director Attendance at Annual Meetings
Although our Company does not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend. All of our directors attended our 2023 annual meeting of our stockholders other than our former director, Dr. Nolan.
Communications with our Board of Directors
Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the Investor Relations section of our website at www.akoyabio.com under Governance — Documents and Charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver. We have also adopted a robust anti-bribery and anti-corruption policy.
Director Compensation
Our board of directors has adopted a restated non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The policy is reviewed annually by our compensation committee in consultation with our compensation consultant. Specifically, we provide $40,000 annual cash payments, payable quarterly in arrears, to each director who is not an employee of ours, with additional amounts for the individual serving as non-executive chair of the board and those serving on our board committees and chairpersons thereof, as set forth below:
Position	Annual Retainer
Board Membership	$40,000
Non-Executive Chair of the Board	$40,000
Chair of Audit Committee	$20,000
Chair of the Compensation Committee	$15,000
Chair of the Nominating and Corporate Governance Committee	$10,000
Chair of the Innovation and Technology Committee	$10,000
Audit Committee Members other than Chair	$10,000
Compensation Committee Members other than Chair	$7,500
Nominating and Corporate Governance Committee Members other than Chair	$5,000
Innovation and Technology Committee Members other than Chair	$5,000

Upon joining the board of directors, non-employee directors will receive an initial grant of options to purchase shares of our common stock with a value of $340,000. These stock option awards have an exercise price per share equal to the fair market value on the grant date with such awards vesting in three equal annual installments.
Following each annual meeting of stockholders, non-employee directors will receive a grant of options to purchase shares of our common stock with a value of $170,000. These stock option awards have an exercise price per share equal to the fair market value on the grant date with such awards vesting on the earlier of the anniversary of the grant date or the next annual meeting of stockholders.
The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Myla Lai-Goldman, M.D.	67,500	169,997	237,497
Scott Mendel	80,000	169,997	249,997
Garry Nolan, Ph.D(3)	50,000	169,997	219,997
Thomas Raffin, M.D.	40,000	169,997	209,997
Thomas P. Schnettler	50,000	169,997	219,997
Robert Shepler	81,667	169,997	251,664
Matthew Winkler, Ph.D	62,500	169,997	232,497

(1)
Includes the value of the annual retainers payable to our non-employee directors.

(2)
Represents the grant date fair value of the stock options granted in 2023, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of such awards are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. On June 1, 2023, the date of our 2023 annual meeting of stockholders, each of our non-employee directors were granted stock options to purchase 56,322 shares of our common stock. As of December 31, 2023, each of our non-employee directors held stock options to purchase the following number of shares of our common stock: Dr. Lai-Goldman, options to purchase 125,864 shares; Mr. Mendel, options to purchase 122,433 shares; Dr. Nolan, options to purchase 121,614 shares; Dr. Raffin, options to purchase 103,731 shares; Mr. Schnettler, options to purchase 103,731 shares; Mr. Shepler, options to purchase 103,731 shares; Dr. Winkler, options to purchase 103,731 shares.

(3)
Dr. Nolan resigned from our board of directors on January 9, 2024.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Under our governing documents our board of directors has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our board of directors, five of whom are “independent” as defined under the Nasdaq listing standards. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our Company.
At the Annual Meeting, three Class III directors will be elected for three-year terms. Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated each of the director nominees set forth below to stand for election by our stockholders, in each case for a three-year term expiring at our 2027 annual meeting of stockholders or until his successor is duly elected and qualified.
Nominees for Director
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Scott Mendel, Thomas P. Schnettler, and Robert Shepler as nominees for election as Class III directors at the Annual Meeting.
If elected, Messrs. Mendel, Schnettler and Shepler will serve as Class III directors until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance — Nominees for Director.”
If you are a stockholder of record and you vote but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Mendel, Schnettler and Shepler. We expect that Messrs. Mendel, Schnettler and Shepler will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of the Class III directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions, “withhold” votes and broker non-votes will have no effect on this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM has served as the Company’s auditor since 2019 and has audited the Company’s financial statements for the year ended December 31, 2023. Representatives of RSM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of RSM as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the audit committee is submitting the appointment of RSM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accountants’ Fees
The following table is a summary of fees billed to the Company by RSM for professional services rendered for the fiscal years ended December 31, 2023 and 2022.
	2023	2022
Audit Fees(1)	$405,108	$379,317
Audit Related Fees(2)	83,160	82,950
Tax Fees(3)	124,284	66,999
All Other Fees	—	—
Total	$612,552	$529,266

(1)
Audit fees consist of fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings.

(2)
Audit related fees in 2023 and 2022 consist of fees related to comfort letters, consents, and review of Registration Statements on Form S-3 and S-8 filed with the SEC.

(3)
Tax fees are related to tax compliance and advisory services.

Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2023 and 2022. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Vote Required; Recommendation of the Board of Directors
The affirmative vote from a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote will be required to ratify the appointment of RSM. Abstentions will have the same effect as a vote “against” this proposal. As ratification of the appointment of RSM US LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote, no broker non-votes will likely result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF RSM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.
***
Report of the Audit Committee of the Board of Directors
The audit committee oversees the Company’s financial reporting process on behalf of the Company’s board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2023, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed with RSM, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the audit committee has discussed with RSM its independence from management and the Company, has received from RSM the written disclosures and the letter required by applicable requirements of the PCAOB regarding RSM’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The audit committee met with RSM to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. RSM, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with RSM were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements.
The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the Company’s board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC. The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for 2024.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.
Submitted by the Audit Committee of the Board of Directors
Scott Mendel (Chair)
Myla Lai-Goldman, M.D.
Matthew Winkler, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2024, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2024, through the exercise of any stock option, warrants or other rights or vesting of restricted stock units (“RSUs”). Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 49,340,417 shares of our common stock outstanding as of March 31, 2024. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders
Entities affiliated with Telegraph Hill Partners(2)	17,675,247	35.8%
Entities affiliated with PSC Capital Partners LLC(3)	3,537,161	7.2%
Entities affiliated with aMoon Growth Fund II, L.P.(4)	3,077,195	6.2%
Named Executive Officers and Directors
Brian McKelligon(5)	1,083,219	2.1%
Johnny Ek(6)	106,666	*
Frederic Pla(7)	355,932	*
Myla Lai-Goldman, M.D.(8)	76,544	*
Scott Mendel(9)	82,757	*
Thomas Raffin, M.D.(10)	282,001	*
Thomas P. Schnettler(11)	47,409	*
Robert Shepler(12)	417,001	*
Matthew Winkler, Ph.D.(13)	1,031,922	2.1%
All executive officers and directors as a group (11 persons)(14)	3,726,556	7.3%

*
Less than one percent.

(1)
Percentage ownership is calculated based on 49,340,417 shares of our common stock outstanding on March 31, 2024.

(2)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2024 reporting beneficial ownership as of December 31, 2023. Consists of (i) 15,937,535 shares of common stock held by Telegraph Hill Partners III, L.P. (“THP III”) and (ii) 1,737,712 shares of common stock held by THP III Affiliates Fund, LLC (“THP III AFF”). Telegraph Hill Partners III Investment Management, LLC (“THP IM”) is the general partner of THP III and the manager of THP III AFF. Telegraph Hill Partners Management Company, LLC (“THPMC”) is the manager of THP IM. J. Matthew Mackowski, Dr. Thomas A. Raffin and Deval Lashkari are each managers of THPMC and are deemed to have beneficial ownership of the shares held by THP III and THP III AFF. Each of these individuals disclaims beneficial ownership over such shares except to the extent of their respective pecuniary interest therein, if any. The address for Telegraph Hill Partners is 360 Post Street, Suite 601, San Francisco, California 94108.
(3)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 12, 2024, reporting beneficial ownership as of December 31, 2023. Consists of (i) PSC Capital Partners LLC reported sole voting and dispositive power over 3,517,360 shares and (ii) Piper Sandler Companies reported sole voting and dispositive power over 185 shares and shared voting power with PJC Capital LLC over 19,616 shares. The address for PSC Capital Partners LLC is 800 Nicollet Mall, Suite 900, Minneapolis, MN 55402.

(4)
Based solely on the most recently available Schedule 13G/A filed with the SEC on January 3, 2024, reporting beneficial ownership as of December 31, 2023. Consists of (i) 2,871,406 shares of common stock held by aMoon Growth Fund II, L.P. (“aMoon”) and (ii) 205,789 share of common stock held by aMoon Edge Limited Partnership (“aMoon Edge”). aMoon Growth Fund II G.P., L.P. (“aMoon G.P.”) is the general partner of aMoon and aMoon Growth II General Partner Ltd. (“aMoon Ltd.”) is the general partner of aMoon G.P. Dr. Yair Schindel is the sole shareholder of aMoon Ltd. By virtue of such relationships, Dr. Schindel may be deemed to share voting and investment power with respect to the shares held by aMoon. aMoon Edge GP Ltd. (“aMoon Edge Ltd.”) is the sole general partner of aMoon Edge pursuant to the terms of the limited partnership agreement of aMoon Edge. Hilliyon Holdings Ltd. (“Hilliyon”) and Berko Capital Ltd. (“Berko Capital”) are the sole shareholders of aMoon Edge Ltd. Dr. Schindel is the sole shareholder of Hilliyon and Dr. Tomer Berkovitz is the sole shareholder of Berko Capital. By virtue of such relationships, Dr. Schindel and Dr. Berkovitz may be deemed to share voting and investment power with respect to the shares held by aMoon Edge. Dr. Schindler disclaims beneficial ownership of the shares held by aMoon, aMoon G.P,, aMoon Ltd., aMoon Edge, aMoon Edge Ltd. and Hilliyon, except to the extent of his pecuniary interest therein, if any. Dr. Berkovitz disclaims beneficial ownership of the shares held by aMoon Edge, aMoon Edge Ltd. and Berko Capital, except to the extent of his pecuniary interest therein, if any. The address for aMoon Growth Fund II, L.P. is 34 Yerushalaim Rd., Beit Gamla, 6th Floor, Ra’anana, 4350110, Israel.

(5)
Includes (a) 37,233 shares of common stock held by Mr. McKelligon and (b) 1,045,986 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(6)
Includes (a) 20,000 shares of common stock held by the Ek Trust, (b) 46,666 options to purchase shares of common stock exercisable within 60 days of March 31, 2024, and (c) 40,000 restricted stock units vesting within 60 days of March 31, 2024.

(7)
Includes (a) 10,250 shares of common stock held by Dr. Pla, (b) 20,000 shares held by The Pla Family Trust and (c) 325,682 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(8)
Includes (a) 20,000 shares of common stock held by Dr. Lai-Goldman and (b) 56,544 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(9)
Includes (a) 28,500 shares of common stock held by Mr. Mendel and (b) 54,257 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(10)
Includes (a) 234,592 shares of common stock held by Thomas A. Raffin Living Trust, of which Dr. Raffin serves as Trustee, and (b) 47,409 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(11)
Includes 47,409 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(12)
Includes (a) 369,592 shares of common stock held by RGS Gift Trust and (b) 47,409 options to purchase shares of common stock exercisable within 60 days of March 31, 2024. The Trustee of RGS

Gift Trust is the domestic partner of Mr. Shepler. Mr. Shepler disclaims beneficial ownership of the shares held by RGS Gift Trust except to the extent of his pecuniary interest therein, if any.
(13)
Includes (a) 984,513 shares of common stock held by Dr. Winkler, and (b) 47,409 options to purchase shares of common stock exercisable within 60 days of March 31, 2024.

(14)
Includes (a) 1,836,058 options to purchase shares of common stock exercisable within 60 days of March 31, 2024 and (b) 40,000 restricted stock units vesting within 60 days of March 31, 2024.

EXECUTIVE OFFICERS
Our Executive Officers
The following table sets forth information regarding our executive officers as of April 9, 2024:
Name	Age	Position(s)
Brian McKelligon	55	President and Chief Executive Officer and Director
Johnny Ek	49	Chief Financial Officer
Jennifer Kamocsay	53	General Counsel
Frederic Pla, Ph.D.	65	Chief Operating Officer
Niro Ramachandran, Ph.D.	49	Chief Business Officer
Brian McKelligon.   Please see the biographical information provided above in the section entitled “Board of Directors and Corporate Governance.”
Johnny Ek.   Mr. Ek has served as our Chief Financial Officer since March 2023. Prior to joining our Company, Mr. Ek served as Chief Financial Officer of Specific Diagnostics, Inc., a producer of a rapid antimicrobial susceptibility test, from August 2021 until its acquisition by bioMérieux SA, a French multinational biotechnology company, in May 2022 and served as Chief Financial Officer of the Specific Diagnostics business unit following the acquisition until March 2023. From February 2019 until its acquisition by Roche Holding AG in August 2021, he served as Chief Financial Officer of GenMark Diagnostics, Inc., a provider of multiplex molecular diagnostic solutions. Prior to serving as GenMark’s Chief Financial Officer, Mr. Ek served as GenMark’s Vice President, Finance and Accounting and Corporate Controller from November 2013 to February 2019. Prior to that, Mr. Ek served as Vice President and International Controller for Affymetrix, Inc., a leading provider of cellular and genetic analysis products, from May 2013 to November 2013 and as Controller of eBioscience, Inc., a privately held provider of flow cytometry and immunoassay reagents, from October 2010 through eBioscience’s acquisition by Affymetrix in May 2013. Prior to joining eBioscience, Mr. Ek held various roles with Ernst & Young LLP from May 2001 to October 2010. Mr. Ek is a licensed Certified Public Accountant, and holds a B.S. in finance from Brigham Young University and a Master’s degree in accountancy from the University of Notre Dame’s Mendoza College of Business.
Jennifer Kamocsay.   Ms. Kamocsay has served as our General Counsel since February 2023. Prior to joining our Company, Ms. Kamocsay most recently served as General Counsel of Rubius Therapeutics, Inc. from October 2022 to February 2023, where she was responsible for overseeing and managing all of Rubius’ legal affairs. Prior to serving as General Counsel, Ms. Kamocsay held positions of increasing responsibility within Rubius’ legal department since October 2020. Before joining Rubius, from March 2018 to October 2020, Ms. Kamocsay was Associate General Counsel for Progress Software Corporation where she oversaw the company’s corporate, securities law and mergers and acquisitions activities. Ms. Kamocsay began her legal career at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where she represented public and private company clients in the biotechnology and pharmaceutical industries on mergers and acquisitions, securities law and corporate governance matters. Ms. Kamocsay holds a B.A. in History from the University of California, Los Angeles and a J.D. from Northeastern University School of Law.
Frederic Pla, Ph.D.   Dr. Pla has served as our Chief Operating Officer since March 2021. Prior to joining our Company, Dr. Pla served as Chief Operating Officer at the Parker Institute for Cancer Immunotherapy from April 2020 to March 2021. Prior to that, Dr. Pla was the Chief Operating Officer of Genomic Health, a global oncology diagnostics company until April 2020. Before joining Genomic Health in 2014, Dr. Pla was Vice President, Corporate Business Development, for Life Technologies, San Diego-based global life sciences business, until its acquisition by Thermo Fisher in 2014. Dr. Pla joined Life Technologies in 2005 as Vice President and General Manager of the Diagnostics Business, responsible for product development and manufacturing facilities in the U.S., UK, and China. Dr. Pla holds 23 U.S. patents, a Ph.D. in acoustics from the Pennsylvania State University, a Master’s degree from the University of Southampton, UK, and an engineering degree from the University of Technology of Compiegne, France.

Niro Ramachandran, Ph.D.   Dr. Ramachandran has served as our Chief Business Officer since August 2020. Prior to joining our Company, Dr. Ramachandran served as Vice President of the spatial biology business unit at Nanostring Technologies, Inc., a life sciences company that specializes in development of cancer diagnostics tools, from July 2014 to July 2020. Prior to that, Dr. Ramachandran led product development for the protein business unit at Life Technologies (which was acquired by Thermo Fisher) from August 2008 to July 2014. Dr. Ramachandran received his Hon. BSc. in Biochemistry from University of Toronto, and Ph.D. from University of Windsor. He completed his post doctorate work at the Harvard Institute of Proteomics, Harvard University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the chief executive officer does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component. Our compensation committee reviews and approves, or makes recommendations for approval by the independent members of the board of directors regarding, the compensation of each executive officer, including our chief executive officer.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.
In 2023, our compensation committee engaged Alpine Rewards, an independent compensation consultant, to provide information, recommendations and other advice relating to director and executive compensation on an ongoing basis. Alpine Rewards serves at the discretion of our compensation committee. Alpine Rewards was engaged to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our directors and executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our directors and executive officers is competitive and fair.
Our named executive officers for 2023, which consist of our principal executive officer and our next two most highly compensated executive officers, were as follows:
•
Brian McKelligon, our chief executive officer;

•
Johnny Ek, our chief financial officer; and

•
Frederic Pla, our chief operating officer.

2023 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023 and 2022, except for Johnny Ek, who joined the Company in March 2023, and Frederic Pla, who was not a named executive officer in fiscal year 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Brian McKelligon Chief Executive Officer	2023	542,500	—	984,000	1,080,613	307,125	5,361(5)	2,919,599
	2022	517,500	—	950,400	951,296	630,000	450(5)	3,049,646
Johnny Ek Chief Financial Officer	2023	313,889(4)	—	1,216,000	659,760	118,269	1,826(6)	2,309,744
Frederic Pla Chief Operating Officer	2023	414,167	—	360,000	270,153	156,375	10,690(6)	1,211,385

(1)
Amounts represent the grant date fair value of restricted stock unit awards granted, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of such awards are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The amounts reported in this column do not necessarily reflect the actual economic value that may be realized by the named executive officers upon vesting of the RSUs.

(2)
Represents the grant date fair value of the stock options granted, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of such awards are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column do not necessarily reflect the actual economic value that may be realized by the named executive officers upon exercise of the options.

(3)
Amounts reported represent annual performance bonuses based upon the board of directors’ assessment of achievement of corporate objectives for the years shown. For Mr. Ek, the amount reported for the year ended December 31, 2023 reflects his annual performance bonus for that year prorated for the period March 20, 2023 through December 31, 2023.

(4)
Amount reported for Mr. Ek represents the prorated portion of his annual base salary of $400,000 earned after commencing his employment with us in March 2023.

(5)
Represents group term life insurance premiums in excess of statutory limits.

(6)
Represents group term life insurance premiums in excess of statutory limits and the Company’s match on contributions made to our 401(k) plan.

Employment arrangements
This section contains a description of the material terms of the employment arrangements with our NEOs. Each of our NEOs signed an offer letter with us, which provides for at-will employment and sets forth other terms of employment, including the initial base salary, target incentive opportunity and the terms of the NEO’s initial equity grant. In addition, each of our NEOs executed a form of our standard Confidential Information and Inventions Assignment Agreement. Each of our NEOs are also party to the Company’s Executive Severance Plan, the terms of which are described further below.
Brian McKelligon
On June 28, 2017, we entered into an employment offer letter with Brian McKelligon, who currently serves as our president and chief executive officer. Mr. McKelligon’s employment offer letter provides for at-will employment and sets forth his initial annual base salary, target bonus and stock option grants, as well as his eligibility to participate in our benefit plans generally. Mr. McKelligon’s annual base salary for 2023 was $546,000 and his annual bonus target was 75% of this annual salary. Mr. McKelligon is also subject to our standard Confidential Information and Inventions Assignment Agreement regarding ownership of intellectual property.
In the event of a change in control, Mr. McKelligon will be entitled to receive full acceleration of his unvested stock options and other equity awards.
Johnny Ek.
On January 30, 2023, we entered into an employment offer letter with Johnny Ek, who currently serves as our chief financial officer. Mr. Ek’s employment offer letter provides for at-will employment and sets forth his annual base salary, target bonus and initial equity grants, as well as his eligibility to participate in our benefit plans generally. Mr. Ek’s annual base salary for 2023 was $400,000 and his annual target bonus was 50% of this annual salary. Mr. Ek is also subject to our standard Confidential Information and Inventions Assignment Agreement regarding ownership of intellectual property.
Frederic Pla
On March 2, 2021, we entered into an employment offer letter with Frederic Pla, who currently serves as our chief operating officer. Dr. Pla’s employment offer letter provides for at-will employment and sets forth his initial annual base salary, target bonus and stock option grants, as well as his eligibility to participate in our benefit plans generally. Dr. Pla’s annual base salary for 2023 was $417,000 and his annual target bonus was 50% of this annual salary. Dr. Pla is also subject to our standard Confidential Information and Inventions Assignment Agreement regarding ownership of intellectual property.
Other elements of compensation
Fiscal year 2023 annual bonus
We provide our executives an opportunity to earn annual cash bonuses to motivate and reward achievements of certain corporate and individual performance goals for each fiscal year. The target bonus, expressed as a percentage of eligible base salary, for Messrs. McKelligon and Ek and Dr. Pla was 75%, 50% and 50%, respectively, for fiscal year 2023.
Based on our level of achievement of the financial and corporate targets established by our board of directors for fiscal year 2023, our compensation committee determined that each of Messrs. McKelligon’s and Ek’s and Dr. Pla’s bonus amount relating to corporate performance would each be paid out at 75% of target. The actual cash bonuses paid for 2023 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Severance Plan
On March 23, 2022, our board of directors adopted the Akoya Biosciences, Inc. Executive Severance Plan (the “Severance Plan”), which covers our Section 16 officers, including Messrs. McKelligon and Ek and Dr. Pla.
A Severance Plan participant will receive severance benefits (in addition to any accrued paid time off and base salary through the last day of employment) if his or her employment is terminated involuntarily by the Company other than under circumstances constituting “cause” or due to death or “disability” (as such terms are defined in the Severance Plan), or if his or her employment is terminated by the participant for “good reason,” as defined in the Severance Plan (such involuntary termination, in each case, the “Involuntary Termination”).
If a participant experiences an Involuntary Termination at any time other than during the period that begins three months before a change in control (as defined in the Severance Plan) and ends on the first anniversary of the change in control (such period, the “Protected Period”), then the participant will receive (a) a lump sum severance payment of nine (9) months of the participant’s annual base salary (twelve (12) months in the case of the chief executive officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s premiums for health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for nine (9) months (twelve (12) months in the case of the chief executive officer), in each case subject to the participant’s continued employment through the termination date identified in a termination notice and execution and non-revocation of a release of claims (the “Severance Conditions”).
If a participant experiences an Involuntary Termination during the Protected Period, then the participant will receive, subject to the participant’s satisfaction of the Severance Conditions, (a) a lump sum severance payment of twelve (12) months of the participant’s annual base salary (eighteen (18) months in the case of the chief executive officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s premiums for health continuation coverage under COBRA, for twelve (12) months (eighteen (18) months in the case of the chief executive officer). In addition, any unvested portion of the participant’s equity awards that are subject to a time-based vesting condition and that are outstanding immediately before such Protected Period termination will conditionally vest and become exercisable (as applicable) in full immediately before such termination, subject to the participant’s satisfaction of the Severance Conditions.
Health benefits
We provide customary employee benefits to eligible employees, including to our NEOs, including medical, dental and vision benefits, short-term and long-term disability insurance, basic and supplemental life insurance and basic and supplemental accidental death and dismemberment insurance.

Retirement benefits
We maintain a defined contribution plan (the “401(k) Plan”) for all full-time United States employees, including our NEOs. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Each participant may contribute between 1% to 100% of such participant’s eligible compensation to the 401(k) Plan subject to annual limitations. We provide a matching contribution of 50% of employee contributions up to 4% of eligible compensation.
Nonqualified deferred compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans.
Perquisites
We generally do not provide perquisites or personal benefits to our NEOs.
Outstanding Equity Awards at December 31, 2023
The following table sets forth information regarding outstanding option awards and unvested RSU awards held by our named executive officers as of December 31, 2023.
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Options Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Brian McKelligon	11/09/2017	305,629(4)	—	0.30	11/09/2027	—	—
	11/09/2017	117,709(5)	—	0.30	11/09/2027	—	—
	05/02/2019	248,318(6)	—	0.44	05/02/2029	—	—
	05/02/2019	82,772(5)	—	0.44	05/02/2029	—	—
	03/24/2021	147,540(7)	67,052	16.12	03/24/2031	—	—
	03/23/2022	70,000(8)	90,000	11.88	03/23/2032	60,000(9)	292,800
	02/23/2023	—	160,000(10)	12.30	02/23/2033	80,000(11)	390,400
Johnny Ek	03/20/2023	—	160,000(12)	7.60	03/20/2033	160,000(13)	780,800
Frederic Pla	03/24/2021	250,808(14)	113,998	16.12	03/24/2031	—	—
	03/23/2022	19,687(8)	25,313	11.88	03/23/2032	16,875(9)	82,350
	02/23/2023	—	40,000(10)	12.30	02/23/2033	20,000(11)	97,600
	11/6/2023	—	—	—	—	30,000(15)	146,400

(1)
Option and stock awards granted prior to February 2021 were granted pursuant to our 2015 Equity Incentive Plan and option and stock awards granted after February 2021 were granted pursuant to our 2021 Equity Incentive Plan, the terms of which plan is described below under “— Equity Incentive Plans.”

(2)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors or the compensation committee.

(3)
Represents the fair market value of unvested RSUs as of December 31, 2022 based upon the closing market price of our common stock on December 29, 2023, the last trading day of 2023, of $4.88 per share.

(4)
The options vest as to one-fourth of the shares on July 14, 2018 and the remaining shares in 36 equal monthly installments measured from July 14, 2018, subject to the recipient’s continuous service with us as of each such vesting date.

(5)
Represents performance-based option shares issued in 2017 and 2019, respectively. As of the respective original issuance dates, the performance conditions were not established, and therefore there were no grant dates as prescribed by ASC 718. In 2020, the options vested as the respective performance conditions were established and determined to have been achieved.

(6)
The options vest as to one-fourth of the shares on September 26, 2019 and the remaining shares in 36 equal monthly installments measured from September 26, 2019, subject to the recipient’s continuous service with us as of each such vesting date.

(7)
The options vest as to one-fourth of the shares on March 23, 2022 and the remaining shares in 36 equal monthly installments measured from March 23, 2022, subject to the recipient’s continuous service with us as of each such vesting date.

(8)
The options vest as to one-fourth of the shares on March 23, 2023 and the remaining shares in 36 equal monthly installments measured from March 23, 2023, subject to the recipient’s continuous service with us as of each such vesting date.

(9)
The RSUs vest as to one-fourth of the shares on March 23, 2023 and the remaining shares in 3 equal annual installments measured from March 23, 2023, subject to the recipient’s continuous service with us as of each such vesting date.

(10)
The options vest as to one-fourth of the shares on February 23, 2024 and the remaining shares in 36 equal monthly installments measured from February 23, 2024, subject to the recipient’s continuous service with us as of each such vesting date.

(11)
The RSUs vest as to one-fourth of the shares on March 1, 2024 and the remaining shares in 3 equal annual installments measured from March 1, 2024, subject to the recipient’s continuous service with us as of each such vesting date.

(12)
The options vest as to one-fourth of the shares on March 20, 2024 and the remaining shares in 36 equal monthly installments measured from March 20, 2024, subject to the recipient’s continuous service with us as of each such vesting date.

(13)
The RSUs vest as to one-fourth of the shares on April 1, 2024 and the remaining shares in 3 equal annual installments measured from April 1, 2024, subject to the recipient’s continuous service with us as of each such vesting date.

(14)
The options vest as to one-fourth of the shares on March 22, 2022 and the remaining shares in 36 equal monthly installments measured from March 22, 2022, subject to the recipient’s continuous service with us as of each such vesting date.

(15)
The RSUs vest in full on December 1, 2025, subject to the recipient’s continuous service with us as of the vesting date.

Hedging and Pledging Prohibitions
As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock.
In addition, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table gives information as of December 31, 2023, about shares of our common stock that may be issued upon the exercise of options or conversion of RSUs under our existing equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,101,027(1)	$7.36(2)	2,374,620(3)
Equity compensation plans not approved by security holders	—	—	—
Total	7,101,027		2,374,620

(1)
Represents 5,805,473 shares of common stock issuable upon the exercise of outstanding stock options and 1,295,554 outstanding restricted stock units that will entitle the holder to one share of common stock for each unit that vests over the holder’s vesting period.

(2)
The weighted-average exercise price is calculated based solely on outstanding stock options and does not include outstanding restricted stock units, which do not have an exercise price.

(3)
Consists of shares of common stock that remain available for future issuance under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and 2021 Employee Stock Purchase Plan (the “ESPP”). This number includes 1,823,265 shares available for issuance under our 2021 Plan and 551,355 shares available for sale under our ESPP. The 2021 Plan provides for annual increases in the number of shares available for issuance under the 2021 Plan on the first day of each fiscal year beginning in 2022, equal to the least of: (i) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, and (ii) an amount determined by our board of directors. Accordingly, on January 1, 2024, the number of shares available under the 2021 Plan increased by 2,455,886 shares. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on the first day of each fiscal year beginning in 2022, equal to the least of: 0.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) such other amount as may be determined by our board of directors. Accordingly, on January 1, 2024, the number of shares available under the ESPP increased by 245,588 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the compensation agreements and other arrangements described in the “Executive Compensation” section of this prospectus and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Agreements with our Stockholders
In connection with our Series D convertible preferred stock financing, in September 2019 we entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with Telegraph Hill Partners, Piper Sandler Merchant Banking Fund II, L.P., and Dr. Winkler. The Investors’ Rights Agreement provides certain registration rights to the stockholders party thereto.
Argonaut Manufacturing
We purchase all of our reagent kits for our PhenoCycler (formerly CODEX) and PhenoImager (formerly Phenoptics) platforms from Argonaut Manufacturing Services (“Argonaut”). Argonaut is a portfolio company of Telegraph Hill Partners. During the year ended December 31, 2023, the Company incurred costs of goods sold of approximately $7.6 million related to sales of consumables manufactured by Argonaut. As of December 31, 2023, $3.1 million is included in inventories, net, related to consumables manufactured by AMS. As of December 31, 2023, the Company had $2.6 million in accounts payable, respectively, due to Argonaut. We currently purchase our reagent kits on a purchase order basis, with no minimum or maximum obligations.
Director affiliations
Some of our directors are affiliated with entities that beneficially own or owned 5% or more of our common stock, as indicated below:
Director	Principal stockholder
Thomas Raffin	Funds affiliated with Telegraph Hill Partners
Thomas P. Schnettler	Funds affiliated with PSC Capital Partners LLC
Equity Distribution Agreement
On November 7, 2022, we entered into an Equity Distribution Agreement with Piper Sandler & Co. (“Piper Sandler”) with respect to an at-the-market (“ATM”) offering program under which we may offer and sell, from time to time at our sole discretion, shares of our common stock having an aggregate offering price of up to $50.0 million through Piper Sandler as our sales agent. As of December 31, 2023, we had not sold any shares of common stock under the ATM program.
June 7, 2023 Public Offering
On June 7, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters party thereto (the “Underwriters”), including Piper Sandler. Pursuant to the Underwriting Agreement, we agreed to issue and sell up to 10,005,000 shares of common stock, which included 1,305,000 shares that were sold pursuant to a 30-day option to purchase additional shares granted to the Underwriters (the “Offering”).
Entities affiliated with Telegraph Hill Partners and entities associated with PSC Capital Partners LLC, our two largest stockholders, purchased 2,000,000 and 800,000, respectively, of the shares offered in the Offering for investment purposes.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Scientific Advisory Board
Former director Garry Nolan, who resigned from our board of directors on January 9, 2024, serves as the chair of our Scientific Advisory Board pursuant to a Scientific Advisory Board Services Agreement (the “SAB Agreement”). Pursuant to the SAB Agreement, on the date of each annual meeting of the Company’s stockholders beginning with the Annual Meeting, Dr. Nolan will be granted options to purchase shares of our common stock having a value of $170,000, subject to continued service through each grant date.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the year ended December 31, 2023, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except that one late Form 4 report was filed for each of Jennifer Kamocsay and Frederic Pla on November 27, 2023 to report one transaction each.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2025 must be received by us no later than December 24, 2024, which is 120 days prior to the first anniversary of the date the 2024 proxy materials were furnished to stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the first anniversary of our 2024 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must meet the requirements in our amended and restated bylaws and be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2025 annual meeting of stockholders, such a proposal must be received by us no earlier than February 4, 2025 and no later than March 6, 2025. However, if the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received no later than close of business on the 90th calendar day prior to such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2025 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2025 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2025.
2023 Annual Report
Our financial statements for our fiscal year ended December 31, 2023, are included in our 2023 Annual Report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our 2023 Annual Report are posted on our website at www.akoyabio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2023 Annual Report, free of charge, by sending a written request to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA, 01752, Attention: Corporate Secretary.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of the Notice to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Notice. If you would like to opt out of this practice for future mailings and receive separate Notices for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Notice, or if applicable, proxy materials, without charge by sending a written request to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA, 01752, Attention: Corporate Secretary or by calling (855) 896-8401. We will promptly send additional copies of the Notice, or if applicable, the proxy materials, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the Notice can request delivery of a single copy of the Notice by contacting their broker, bank or other intermediary or sending a written request to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA, 01752, Attention: Corporate Secretary or by calling (855) 896-8401.

OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
By Order of the Board of Directors
Robert Shepler
Chair of the Board
Marlborough, Massachusetts
April 23, 2024

SCAN TO
VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

AKOYA BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three directors to serve as Class III directors for a three-year term to expire at the 2027 annual meeting of stockholders;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Scott Mendel
02) Thomas P. Schnettler
03) Robert Shepler

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE AKOYA BIOSCIENCES, INC.100 CAMPUS DRIVE, 6TH FLOOR MARLBOROUGH, MA 01752 ATTN: CORPORATE SECRETARY VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.IN PERSONYou may vote your shares in person by attending the annual meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V36606-P07034 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V36607-P07034AKOYA BIOSCIENCES, INC. ANNUAL MEETING OF STOCKHOLDERSTUESDAY, JUNE 4, 2024, 11:00 A.M. Eastern TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) signing on the reverse side (the "undersigned") hereby appoint(s) Brian McKelligon and Jennifer Kamocsay, and each of them, as proxies of the undersigned, each with full power of substitution and power to act alone, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AKOYA BIOSCIENCES, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time, on Tuesday, June 4, 2024, at 500 Donald Lynch Boulevard, Marlborough, MA 01752 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side